UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
January 24, 2007

DAXOR CORPORATION
(Exact name of registrant as specified in this charter)

NEW YORK	0-12248	13-2682108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 FIFTH AVENUE, SUITE 7120, NEW YORK, NY 10118
(Address and Zip Code of Principal Executive Offices)

Issuer’s Telephone Number: (212) 244-0555

(Former Name or Former Address, if Changed Since Last Report)
Not Applicable

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c)	Appointment of Chief Operating Officer and Chief Financial Officer

        The registrant originally filed a Form 8-K on December 22, 2006 to announce the appointment of a new Chief Operating Officer and Chief Financial Officer. The Form 8-K/A is being filed because the base salary information for 2007 was not available on December 22nd for the Chief Operating Officer and Chief Financial Officer.

        On December 21, 2006, the registrant announced that Stephen Feldschuh, current Chief Financial Officer and Vice President of Operations will be assuming the newly created position of Chief Operating Officer. The registrant has not appointed a new Vice President of Operations and there are no plans at present to do so. On the same day, the registrant also announced that David Frankel, the current Treasurer will become Chief Financial Officer. These changes were effective on January 1, 2007.

        Mr. Feldschuh was Director of Operations from November 2001 through January of 2003 before assuming his current position as Chief Financial Officer and Vice President of Operations. Stephen Feldschuh is the son of Dr. Joseph Feldschuh, the President and Chief Executive Officer of Daxor.

        Mr. Feldschuh’s base annual salary for 2007 is $160,000. He is also eligible to participate in the Company’s bonus pool and Stock Option Plan.

        Mr. Frankel joined the firm in November 2005. Prior to that, he was the Controller of Stern Stewart & Co. a multi-office International Financial Consulting firm from March of 1997 through August of 2004. He also served as Controller of Strategic Work Force Solutions, a firm in the staffing industry from August 2004 through November 2005.

        Mr. Frankel’s base annual salary for 2007 is $105,000. He is also eligible to participate in the Company’s bonus pool and Stock Option Plan.

        A copy of the News Release issued by the registrant on December 21, 2006 is attached to the report as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	99.1	News Release dated December 21, 2006, announcing appointment of Chief Operating Officer and new Chief Financial Officer.

Signatures

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daxor Corporation (Registrant)

January 24, 2007	By:	/s/ Joseph Feldschuh, M.D.

Joseph Feldschuh, M.D., President and Chief Executive Officer